Exhibit 99.1

Discovery Labs Secures $25 Million Committed Equity Financing Facility

Warrington, PA — December 15, 2008 — Discovery Laboratories, Inc. (Nasdaq: DSCO), has entered into a new Committed Equity Financing Facility (New CEFF) with Kingsbridge Capital Limited, a private investment group, in which Kingsbridge has committed to provide up to $25 million of capital over a two-year period through the purchase of newly-issued shares of Discovery Labs’ common stock.  This New CEFF is in addition to the April 2006 and May 2008 Committed Equity Financing Facilities with Kingsbridge (the Prior CEFFs).  Under the terms of the New CEFF agreement, Discovery Labs will determine the exact timing and amount of any financings, subject to certain conditions.  The New CEFF allows Discovery Labs to raise capital, at its discretion, to support the Company’s business plans.

John G. Cooper, Executive Vice President and Chief Financial Officer of Discovery Labs, commented, “We intend to use this New CEFF judiciously to manage our financial position as we wait for the FDA’s April 2009 potential approval of SURFAXIN® for the prevention of Respiratory Distress Syndrome in premature infants.  The New CEFF also provides us with flexibility to manage Discovery Labs’ financial position during the difficult economic environment that currently plagues the financial markets.  Our ability to choose the timing and amount of financings under all of our CEFF arrangements may potentially permit us to minimize dilution for our shareholders.”

Under the terms of the New CEFF, Discovery Labs has access to up to $25 million from Kingsbridge in exchange for newly-issued shares of Discovery Labs’ common stock.  The funds that can be raised under the New CEFF will depend on the number of shares actually sold, which may not exceed in the aggregate 15 million shares.  Discovery Labs may access the New CEFF for up to two years after the Securities and Exchange Commission declares effective a registration statement to be filed by Discovery Labs covering the resale of the shares of common stock issuable in connection with the New CEFF.

Discovery Labs may access capital under the New CEFF from time to time in draw downs of up to the lesser of $3 million or 1.5% of Discovery Labs’ market capitalization at the time of the draw down, subject to certain conditions. The shares to be purchased by Kingsbridge in each draw down will be issued and priced over a six-trading-day period.  Kingsbridge will purchase shares of Discovery Labs’ common stock at discounts ranging from 6% to 15% to the daily volume-weighted average market price of the common stock.  The minimum acceptable purchase price (before applicable discount) for shares to be purchased by Kingsbridge during a draw-down pricing period is the greater of $0.60 or 90% of the closing price of Discovery Labs’ common stock on the trading day immediately preceding the draw-down pricing period.  Throughout the term of  the New CEFF (and the Prior CEFFs), Kingsbridge is restricted from engaging in any short selling of Discovery Labs’ common stock.

Discovery Labs is not obligated to use any of the $25 million available under the New CEFF.  The New CEFF does not restrict Discovery Labs’ operating activities and does not prohibit Discovery Labs from entering into or completing debt or equity financings, other than those that would involve certain future-priced securities.

In connection with the New CEFF, Discovery Labs issued a warrant to Kingsbridge to purchase up to 675,000 shares of common stock at an exercise price of $1.5132 per share, which represents a 30% premium over the average of the closing prices of Discovery Labs’ common stock during the five trading days preceding the closing of the New CEFF.  The warrant will be exercisable beginning six months from the date of the agreement and will remain exercisable for five years.

The securities issuable in connection with the New CEFF and upon the exercise of the warrant issued to Kingsbridge have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or available exemptions from registration requirements. Discovery Labs has agreed to file a registration statement for the resale of the shares of common stock issuable in connection with the New CEFF and the shares of common stock underlying the warrant.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

About Discovery Labs

Discovery Laboratories, Inc. is a biotechnology company developing Surfactant Replacement Therapies (SRT) for respiratory diseases.  Surfactants are produced naturally in the lungs and are essential for breathing.  Discovery Labs’ technology produces a peptide-containing synthetic surfactant that is structurally similar to pulmonary surfactant.  Discovery Labs believes that, with its proprietary technology, SRT has the potential, for the first time, to address a variety of respiratory diseases affecting neonatal, pediatric and adult patients.

Discovery Labs’ lead product from its SRT pipeline is SURFAXIN® for the prevention of Respiratory Distress Syndrome in premature infants.  The U.S. FDA has established April 17, 2009 as its target date to complete its review of this new drug application (NDA) and potentially grant marketing approval for this product.  SURFAXIN is also being developed for other neonatal and pediatric indications.  AEROSURF®, Discovery Labs’ aerosolized SRT, is being developed to potentially obviate the need for intubation and conventional mechanical ventilation and holds the promise to significantly expand the use of surfactants in respiratory medicine.  For more information, please visit our website at www.Discoverylabs.com.

To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made, including, without limitation, the risks that: Discovery Labs’ response to the recent Approvable Letter for Surfaxin may not satisfy the FDA; the FDA or other regulatory authorities may not accept, or may withhold or delay consideration of, any applications that Discovery Labs may file for its products, or may not approve any such applications or may limit marketing of such products to particular indications or impose unanticipated label limitations; changes in the national or international political and regulatory environment may make it more difficult for Discovery Labs to gain FDA or other regulatory approval of its products; Discovery Labs may be unable to raise additional capital or enter into additional collaboration agreements (including strategic alliances for development or commercialization of SRT); Discovery Labs’ lengthy and costly research and development programs, including pre-clinical studies, clinical trials and other efforts to gain regulatory approval for any of its products, may not progress or may be subject to potentially significant delays or regulatory holds, or fail; Discovery Labs or its contract manufacturers or materials suppliers may be unable to successfully manufacture adequate supplies of its drug product or drug substances when needed or in amounts sufficient to meet demand; Discovery Labs may be unable to develop, manufacture and successfully commercialize products that combine Discovery Labs’ drug products with innovative aerosolization technologies; Discovery Labs may be unable to profitably develop and market its products; Discovery Labs may be unable to maintain and protect the patents and licenses related to its SRT technology; other companies may develop competing therapies and/or technologies or health care reform may adversely affect Discovery Labs; and Discovery Labs may become involved in securities, product liability and other litigation.  The foregoing risks and others are further described in Discovery Labs filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

Company Contact:
Lisa Caperelli, Investor Relations
215-488-9413